           As filed with the Securities and Exchange Commission
                        on April 29, 1997.
                                   Registration No. 33-_____
_________________________________________________________________
               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549
          _____________________________________________
                            FORM S-8
                  REGISTRATION STATEMENT UNDER
                    THE SECURITIES ACT OF 1933
          _____________________________________________

                  WSFS FINANCIAL CORPORATION
---------------------------------------------------------------
    (Exact name of Registrant as Specified in Its Charter)

          Delaware                             22-2866913
---------------------------------------------------------------
(State or other jurisdiction of             (I.R.S. Employer
incorporation or organization)             Identification No.)

                        838 Market Street
                   Wilmington, Delaware 19899
                        (302) 792-6000
-----------------------------------------------------------------
              (Address of Principal Executive Offices)

                    WSFS Financial Corporation
                      1997 Stock Option Plan
-----------------------------------------------------------------
                    (Full Title of the Plan)

Marvin N. Schoenhals, President    with copies to    James C. Stewart, Esquire
WSFS Financial Corporation                           Daniel L. Hogans, Esquire
838 Market Street                          Housley Kantarian & Bronstein, P.C.
Wilmington, Delaware 19899                    1220 19th Street N.W., Suite 700
---------------------------------                     Washington, D.C.  20036
(Name and Address of Agent For Service)

                        (302) 792-6000
----------------------------------------------------------------
  (Telephone number, including area code, of agent for service)

                    CALCULATION OF REGISTRATION FEE
===================================================================================
Title of                           Proposed Maximum   Proposed Maximum    Amount of
Securities to     Amount to be     Offering Price    Aggregate Offering Registration
be registered      registered        Per Share              Price            Fee
------------------------------------------------------------------------------------
Common Stock,
$1.00 par value      625,000 (1)      $   (2)        $7,267,625 (2)   $2,202.31
=====================================================================================

(1) Maximum number of shares issuable under the WSFS Financial Corporation 1997 Stock Option Plan, as such amount may be increased in accordance with said plan in the event of a merger, consolidation, recapitalization or similar event involving the Registrant.
(2) Under Rule 457(h) the registration fee may be calculated, inter alia, based upon the price at which the options may be exercised. 625,000 shares are being registered hereby, of which 16,000 are under option at a weighted average exercise price of $11.75 per share ($188,000 in the aggregate). The remainder of such shares, which are not presently subject to option (609,000 shares), are being registered based upon the average of the high and low selling prices of the common stock of the Registrant as reported on the Nasdaq National Market on April 22, 1997 of $11.625 per share ($7,079,625 in the aggregate). Therefore, the total amount of the offering being registered herein is $7,267,625.

/TABLE

                       PART I

          INFORMATION REQUIRED IN THE SECTION
                    10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL
INFORMATION*

     *Documents containing the information required by Part I of this Registration Statement will be sent or given to participants in the WSFS Financial Corporation 1997 Stock Option Plan (the "Plan") in accordance with Rule 428(b)(1). In accordance with Note to Part I of Form S-8, such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements filed under Rule 424.

                       PART II

   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     WSFS Financial Corporation (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") and, accordingly, files periodic reports and other information with the Commission. Reports, proxy statements and other information concerning the Company filed with the Commission may be inspected and copies may be obtained (at prescribed rates) at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company. The address for the Commission's Web site is "http://www.sec.gov".

     The following documents are incorporated by reference in this Registration Statement:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as filed with the Commission on March 28, 1997 (Commission File No. 0-16668).

     (b) The description of the Company's securities contained in its Registration Statement on Form 8-A as filed with the Commission on July 7, 1989 (Commission File No. 0-16668).

     ALL DOCUMENTS FILED BY THE COMPANY PURSUANT TO SECTIONS 13(a), 13(c), 14, AND 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 AFTER THE DATE HEREOF AND PRIOR TO THE TERMINATION OF THE OFFERING OF THE SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE ("COMMON STOCK") SHALL BE DEEMED TO BE INCORPORATED BY REFERENCE IN THIS REGISTRATION STATEMENT, AND TO BE A PART HEREOF FROM THE DATE OF FILING OF SUCH DOCUMENTS.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable, as the Common Stock is registered under
Section 12 of the Securities Exchange Act of 1934.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Company's Certificate of Incorporation provides for indemnification of officers and directors of the Company to the extent permissible under Delaware General Corporation Law.
Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation's board of directors to grant indemnity to directors and officers of the corporation, when made, or threatened to be made, parties to certain proceedings by reason of such status with the corporation, against judgments, fines, settlements and expenses, including attorney's fees. In addition, under certain circumstances such persons may be indemnified against expenses actually and reasonably incurred in defense of a proceeding by or on behalf of the corporation. Similarly, the corporation, under certain circumstances, is authorized to indemnify directors and officers of other corporations or enterprises who are serving as such at the request of the corporation, when such persons are made, or threatened to be made, parties to certain proceedings by reason of such status, against judgments, fines, settlements and expenses, including attorney's fees; and under certain circumstances, such persons may be indemnified against expenses actually and reasonably incurred in connection with the defense or settlement of a proceeding by or in the right of such other corporation or enterprise. Indemnification is permitted where such person (i) was acting in good faith; (ii) was acting in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or other corporation or enterprise, as appropriate; (iii) with respect to a criminal proceeding, had no reasonable cause to believe his conduct was unlawful; and (iv) was not adjudged to be liable to the corporation or other corporation or enterprise (unless the court where the proceeding was brought determines that such person is fairly and reasonably entitled to indemnity).

     Unless ordered by a court, indemnification may be made only following a determination that such indemnification is permissible because the person being indemnified has met the requisite standard of conduct. Such determination may be made
(i) by the corporation's board of directors by a majority vote of a quorum consisting of directors not at the time parties to such proceeding; or (ii) if such a quorum cannot be obtained or the quorum so directs, then by independent legal counsel in a written opinion; or (iii) by the stockholders.

     Section 145 also permits expenses incurred by directors and officers in defending a proceeding to be paid by the corporation in advance of the final disposition of such proceedings upon the receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the corporation against such expenses.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.

ITEM 8.  EXHIBITS

     For a list of all exhibits filed or included as part of this Registration Statement, see "Index to Exhibits" at the end of this Registration Statement.

ITEM 9.  UNDERTAKINGS

     1.    The undersigned registrant hereby undertakes:

           (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement --

                (i)  To include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

           (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (d) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                       SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Wilmington, State of Delaware, on April 24, 1997.
                         WSFS FINANCIAL CORPORATION

                         By:/s/ Marvin N. Schoenhals
                            ------------------------------
                            Marvin N. Schoenhals
                            President and Chief Executive Officer
                            (Duly Authorized Representative)

                      POWER OF ATTORNEY
     We, the undersigned Directors of WSFS Financial Corporation, hereby severally constitute and appoint Marvin N. Schoenhals, with full power of substitution, our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Marvin N. Schoenhals may deem necessary or advisable to enable Marvin N. Schoenhals to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration on Form S-8 of WSFS Financial Corporation common stock that may be awarded pursuant to the WSFS Financial Corporation 1997 Stock Option Plan, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below, the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said Marvin N. Schoenhals shall do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                       Title                        Date
-----------                      -----                        -----
/s/ Marvin N. Schoenhals     Chairman, President, Chief      April 24, 1997
--------------------------   Executive Officer
Marvin N. Schoenhals         (Chief Executive Officer)


/s/ R. William Abbott        Executive Vice President and    April 24, 1997
--------------------------   Chief Financial Officer
R. William Abbott            (Chief Financial and Accounting Officer)

/s/ Charles G. Cheleden      Vice Chairman and Director      April 24, 1997
--------------------------
Charles G. Cheleden

/s/ Joseph R. Julian         Director                        April 24, 1997
--------------------------
Joseph R. Julian

/s/ David E. Hollowell       Director                        April 24, 1997
--------------------------
David E. Hollowell

/s/ Thomas P. Preston        Director                        April 24, 1997
--------------------------
Thomas P. Preston
                             Director                        April __, 1997
--------------------------
Michele M. Rollins
                             Director                        April __, 1997
-------------------------
Claibourne D. Smith

/s/ R. Ted Weschler          Director                        April 24, 1997
--------------------------
R. Ted Weschler
__________________________   Director                        April __, 1997
Dale E. Wolf


                    INDEX TO EXHIBITS


Exhibit     Description
-------     -----------

5           Opinion of Housley Kantarian & Bronstein, P.C.
            as to the legality of the Common Stock being registered

23.1        Consent of Housley Kantarian & Bronstein, P.C.
            (appears in their opinion filed as Exhibit 5)

23.2        Consent of Independent Certified Public Accountants

99.1        WSFS Financial Corporation 1997 Stock Option Plan

99.2 Form of Stock Option Agreement to be entered into with Optionees with respect to Incentive Stock
            Options granted under the WSFS Financial Corporation
            1997 Stock Option Plan

99.3 Form of Stock Option Agreement to be entered into with Optionees with respect to Non-Incentive Stock
            Options granted under the WSFS Financial Corporation
            1997 Stock Option Plan

99.4 Form of Agreement to be entered into with Optionees with respect to Stock Appreciation Rights granted under the WSFS Financial Corporation 1997 Stock
            Option Plan

99.5        Form of Notice of Phantom Stock Award